Exhibit 5.1

mwe.com

July 28, 2020

InspireMD, Inc.

4 Menorat Hamaor St.

Tel Aviv, Israel, 6744832

Re:	InspireMD, Inc.
At-the-Market Offering of Common Stock

Ladies and Gentlemen:

We have acted as counsel to InspireMD, Inc., a Delaware corporation (the “Company”), in connection with a Sales Agreement, dated July 28, 2020 (the “Agreement”), between the Company and A.G.P. / Alliance Global Partners, as sales agent (the “Sales Agent”), relating to the sale by the Sales Agent of shares of common stock, par value $0.0001 per share, of the Company to be offered and sold pursuant to the Prospectus (as defined below) (the “Common Stock”).

In the above capacity, we have reviewed (i) the registration statement on Form S-3 (Registration No. 333-223130) for the registration of the Common Stock of the Company initially filed by the Company on February 21, 2018 with the Securities and Exchange Commission (the “Commission”) and declared effective on February 23, 2018, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), including the documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference therein (the “Incorporated Documents”), and the information deemed to be a part of the registration statement pursuant to Rule 430B under the Securities Act (the “Registration Statement”), (ii) the prospectus, dated February 23, 2018 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement, (iii) the prospectus supplement, dated July 28, 2020 (the “Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Common Stock, (iv) an executed copy of the Agreement, (v) the Amended and Restated Certificate of Incorporation of the Company, as amended to date, (vi) the Amended and Restated By-laws of the Company, as amended to date and (vii) certain resolutions of the Board of Directors of the Company relating to the offering of the Common Stock (the “Board Resolutions”).

In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

We have assumed (i) that the specific sale of Common Stock will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) that no more than 20,666,667 shares of Common Stock will be sold. We express no opinion to the extent that future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause the number of shares of Common Stock outstanding or issuable upon conversion or exercise of outstanding securities of the Company to exceed the number of Shares then issuable under the Agreement.

Based on the foregoing, we are of the opinion that all corporate proceedings necessary for the authorization, issuance and delivery of the Common Stock have been duly taken and, upon issuance pursuant to the terms of the Agreement and in accordance with the Board Resolutions, the Common Stock will be validly issued, fully paid and nonassessable by the Company.

InspireMD, Inc.

July 28, 2020

We hereby consent to the references to our firm in the Prospectus Supplement and to the filing of this opinion by the Company as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ McDermott Will & Emery LLP
McDermott Will & Emery LLP